     As filed with the Securities and Exchange Commission on May 5, 1997
                                              Registration No. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            MIDLAND RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Texas               16701 Greenspoint Park Drive    75-2286814
 (State of Other Jurisdiction           Suite 200             (I.R.S. Employer
of Incorporation or Organization)   Houston, Texas 77060     Identification No.)
                                   (Address of Principal
                                     Executive Offices)


                       ----------------------------------

     MIDLAND RESOURCES, INC. 1997 BOARD OF DIRECTORS STOCK INCENTIVE PLAN
                                     AND
                        BUSINESS CONSULTANT AGREEMENT
                                     AND
            1996 MIDLAND RESOURCES, INC. LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)

                       ----------------------------------

                               DEAS H. WARLEY III
                                   President
                            Midland Resources, Inc.
                          16701 Greenspoint Park Drive
                                   Suite 200
                              Houston, Texas 77060
                    (Name and Address of Agent for Service)
                     Telephone Number, Including Area Code
                             of Agent for Service:
                                 (281) 873-4828

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
  Title of                     Amount                 Proposed Maximum            Proposed Maximum                 Amount
Securities to                   to be                Offering Price Per          Aggregate Offering             Registration
be Registered                Registered                   Share (1)                   Price(1)                     Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
   $.001                     1,685,000                     $6.00                    $10,110,000                    $3,064
 par value
===================================================================================================================================

(1) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee and based upon weighted exercise prices of the options and warrant covering the stock.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTS


           NOTE: The document(s) containing the employee benefit plan information required by Item I of Form S-8 and the document of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provision of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           This Registration statement incorporates herein by reference the following documents which have been filed (File No. 0-18836) with the Commission by Midland Resources, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

          1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

          2. The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1996, June 30, 1996, and September 30, 1996.

Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Legal opinion-- the validity of the shares of common stock to be offered hereunder has been passed upon for Midland Resources, Inc. by Wayne M. Whitaker of the law firm Michener Larimore Swindle Whitaker Flowers Sawyer Reynolds & Chalk, L.L.P. Mr. Whitaker is on the Board of Directors of the Company and its wholly-owned subsidiary Summit Petroleum Corporation, owns options to purchase 260,000 shares of the Company's common stock, owns directly 500 shares of the Company's common stock and 7,800 shares of common stock through the self directed IRA account of Wayne M. Whitaker.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Article 2.02A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article VII of the Company's Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

           The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS

                    (a)  The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or
                    sales are being made, a post-effective amendment to this registration statement:

                               (i)  To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                          events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

                              (iii) To include any material information with
                          respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any
                    liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a
                    post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising
                under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, on controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 5, 1997.

                                        MIDLAND RESOURCES, INC.



                                    By:    /s/ Deas H. Warley III
                                        ------------------------------
                                        Deas H. Warley III
                                        President


                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                          DATE


/s/ Deas H. Warley III        President, CEO & Director         May 5, 1997
------------------------
Deas H. Warley III

/s/ Howard E. Ehler            Chief Financial Officer          May 5, 1997
------------------------
Howard E. Ehler

/s/ Robert R. Donnelly        Director                          May 5, 1997
------------------------
Robert R. Donnelly

/s/ Darrell M. Dillard        Director                          May 5, 1997
------------------------
Darrell M. Dillard

/s/ Sam R. Brock              Director                          May 5, 1997
------------------------
Sam R. Brock

/s/ Wayne M. Whitaker         Director                          May 5, 1997
------------------------
Wayne M. Whitaker

                               INDEX TO EXHIBITS




EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
*4.1- Articles of Incorporation of Midland Resources, Inc....................

*4.2- Bylaws of Midland Resources, Inc.......................................

*4.3- Form of Common Stock Certificate.......................................

4.4-  Midland Resources, Inc. 1997 Board of Directors
      Stock Incentive Plan...................................................

4.5-  Business Consultant Agreement..........................................

4.6-  1996 Midland Resources, Inc. Long-Term Incentive Plan..................

5 -   Opinion of Michener Larimore Swindle Whitaker
      Flowers Sawyer Reynolds & Chalk, L.L.P.................................

24.1- Consent of Ernst & Young LLP...........................................

24.2- Consent of Michener Larimore Swindle Whitaker
      Flowers Sawyer Reynolds & Chalk, L.L.P.
      (incorporated in Exhibit 5)

24.3  Consent of Grant Thornton LLP..........................................





* Previously filed as the same exhibit number with the Company's Registration Statement on Form 10 and incorporated herein by reference.